EXHIBIT 99.1
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For:        Waste Technology Corp.
            5400 Rio Grande Avenue
            Jacksonville, FL  32205

Contact:    Roger Griffin
            William Nielsen
            (904) 358-3812


                                                           FOR IMMEDIATE RELEASE
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Jacksonville, January 8, 2009 - - Waste Technology Corp. (OTC BULLETIN BOARD:
WTEK) Waste Technology Corporation named Mr. John J. Martorana to the Board of Directors of the Company.

Most recently Mr. Martorana has been a consultant to several divisions of Wastequip, Inc. Mr. Martorana was the President of Wastequip of Florida from 1994 to 2007 after joining the Company in 1991 as Vice President. From 1984 to 1991 he was responsible for sales and steel purchasing for Industrial Refuse Sales Inc., a family owned business which was sold to Wastequip, Inc. Prior to joining Industrial Refuse Sales Mr. Martorana worked in the steel industry. He graduated from Butler University, Indianapolis, Indiana in 1972.

International Baler is an original equipment manufacturer of baling equipment used world-wide. International Baler has been manufacturing baling equipment for almost 60 years. The Company's primary focus is to provide its customers with the best balers on the market and it offers a variety of different models including Vertical Balers, Horizontal Balers, Auto-Tie Balers and Two-Ram Balers.